Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”), dated as of September 17, 2025 (the “Effective Date”), amends that certain Employment Agreement by and between Sean Edgett (“Executive”) and Match Group, Inc., a Delaware corporation (the “Company”), effective as of September 23, 2024 (as amended, the “Employment Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

WHEREAS, Section 8 of the Employment Agreement provides that the Employment Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties thereto; and
WHEREAS, each of the Company and Executive desire to amend the Employment Agreement.
NOW, THEREFORE, for good and lawful consideration, the sufficiency of which is acknowledged and agreed, the parties hereto agree as follows:
1.Section 1(b) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(b) LOCATION. Executive’s principal place of employment shall be the San Francisco, California metropolitan area, except for travel to other locations (including, without limitation, Los Angeles, California and Dallas, Texas) as necessary to fulfill Executive’s duties and responsibilities to the Company and remote work consistent with applicable Company policy, as in effect from time to time.”

2.Section 3(c)(iii) of the Employment Agreement is hereby deleted in its entirety.

3.The second full paragraph in Section 1(d) of the Standard Terms and Conditions attached as Exhibit A to the Employment Agreement in which “Good Reason” is defined is hereby deleted and replaced in its entirety with the following:

“For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Executive’s prior written consent: (A) the Company requiring Executive to report to any person or persons other than the Reporting Officer, (B) a material diminution in title or the assignment of duties and responsibilities to, or limitation on duties of, Executive inconsistent with Executive’s position as Chief Legal Officer and Secretary of the Company, excluding for this purpose any such instance that is an isolated and inadvertent action not taken in bad faith or that is authorized pursuant to this Agreement, (C) any material reduction in Executive’s Base Salary, (D) requiring Executive’s principal place of business to be in a location more than fifty (50)

miles outside of the San Francisco, California metropolitan area or (E) any material breach by the Company of this Agreement or any other written agreement between Executive and the Company or any Company affiliate; provided that in no event shall Executive’s resignation be for “Good Reason” unless (x) an event or circumstance constituting “Good Reason” shall have occurred and Executive provides the Company with written notice thereof within thirty (30) days after Executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Executive believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and (z) Executive resigns within ninety (90) days after the date of delivery of the notice referred to in clause (x) above.”

4.Miscellaneous.

(a)The Employment Agreement, as amended hereby, is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder (“Section 409A”). It is intended that any amounts payable under the Employment Agreement, as amended hereby, and the Company’s and Executive’s exercise of authority or discretion thereunder shall comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. The Employment Agreement, as amended hereby, shall be construed and interpreted consistent with that intent.
(b)Except as expressly amended hereby, all terms and conditions of the Employment Agreement remain in full force and effect. Whenever the Employment Agreement is referred to in the Employment Agreement or in any other agreements, documents or instruments, such reference shall be to the Employment Agreement as amended hereby.
(c)This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.
(d)This Amendment shall be governed by and construed under and in accordance with the internal laws of the State of Texas without reference to its principles of conflicts of laws.
[Signature Pages Follow]

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Agreement effective as of the Effective Date.
MATCH GROUP, INC.

/s/ D.V. Williams
By: D.V. Williams
Title: Chief People Officer

/s/ Sean Edgett
Sean Edgett

[Signature Page to First Amendment to Employment Agreement]